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EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in The Clorox
Company

Registration Statements No. 33-4083 and 333-75455 on Form S-3,

No. 333-69455 (Post-Effective Amendment No. 1) on Form S-4, and

Nos. 33-41131,33-41277, 2-88106 (Post-Effective Amendment No.
2),

33-24582, 33-56565, 33-56563, 333-29375, 333-16969, 333-44675,
and

333-86783 on Form S-8 of our report dated August 23, 1999

incorporated by reference in this Annual Report on Form 10-K of

The Clorox Company for the year ended June 30, 1999.









/s/ Deloitte & Touche LLP





September 27, 1999